Exhibit 10.2


                                  iPARTY CORP.
                       NONQUALIFIED STOCK OPTION AGREEMENT



         THIS AGREEMENT, made as of the [ ] day of [ ], 200X (the "Grant Date"), between iParty Corp., a Delaware corporation ("iParty"), and [Grantee's name] (the "Grantee").


         WHEREAS, iParty has adopted the iParty Corp. Amended and Restated 1998 Stock Incentive and Nonqualified Stock Option Plan (the "Plan") in order to provide additional incentives to certain employees, officers, directors, consultants and advisors of iParty and its subsidiaries (collectively, the "Corporation,") and


         WHEREAS, the Board of Directors (the "Board") of iParty has determined to grant a Nonqualified Stock Option to the Grantee as provided herein;


         NOW, THEREFORE, the parties hereto agree as follows:


         1.         Grant of Option.
                    ---------------

         iParty hereby grants to the Grantee the right and option (the "Option") to purchase all or any part of an aggregate of [insert #] whole shares of Common Stock (as defined in the Plan) subject to, and in accordance with, the terms and conditions set forth in this Agreement.


         This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.


         The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code


         2        Option Price.
                  ------------


         The price at which the Grantee shall be entitled to purchase shares upon the exercise of the Option shall be $[insert price] per share.


         3.       Duration of Option.
                  ------------------

         The Option shall be exercisable to the extent and in the manner provided herein until the tenth anniversary of the Grant Date (the "Expiration Date"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.


         4.       Exercisability of Option.
                  ------------------------

         Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Grantee to purchase, in whole at any time or in part from time to time: one hundred percent (100%) of the total number of shares covered by the Option after the expiration of six (6) months from the Grant Date, namely December 10, 2005. Such right of purchase shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term. Subject to the limitations contained herein and Section 7 hereof, the Option shall immediately vest as set forth herein, provided that vesting shall cease upon the termination of Grantee's employment by or service for the Corporation.

         5.       Manner of Exercise and Payment.
                  ------------------------------

         Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of notice of exercise to iParty (in the form required by iParty), specifying the number of shares of Common Stock to be purchased and delivering the option price pursuant to Section 5.2 hereof.


         The option price may be paid (i) with cash, certified check or bank check, and (ii) if established by iParty, through a "same day sale" commitment from Grantee and a broker-dealer selected by iParty that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Grantee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased having a "fair market value" equal to the total Option exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total option exercise price directly to iParty. In the discretion of the Board, the exercise price of the option may also be paid by one or more of the following methods: (i) surrender of shares of Common Stock (having a Fair Market Value equal to the Option exercise price) held by the Grantee for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by iParty, (ii) through additional methods prescribed by the Board, including, without limitation, loans, installment payments and/or guarantees, all under such terms and conditions as deemed appropriate by the Board in its discretion, or (iii) by any combination of any of the foregoing methods, and, in all instances, to the extent permitted by applicable law. The Grantee's subsequent transfer or disposition of any shares of Common Stock acquired upon exercise of the Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.


         Upon receipt of notice of exercise and full payment for the shares in respect of which the Option is being exercised, iParty shall, subject to any applicable law, take such action as may be necessary to effect the transfer to the Grantee of the number of shares as to which such exercise was effective.


         Effective upon the exercise of the Option in whole or in part and the receipt by iParty of the option price for the shares being purchased, the Grantee shall be the holder of record of such shares and shall have all of the rights of a shareholder with respect thereto (including the right to vote such shares at any meeting at which the holders of the Common Stock may vote, the right to receive all dividends declared and paid upon such shares and the right to exercise any rights or warrants issued in respect of any such shares). iParty shall, upon receipt of the option price, issue in the name of the Grantee a certificate representing the shares purchased from time to time.


         6.       Nontransferability.
                  ------------------

         The Option shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the `34 Act). The Option shall be exercisable only by the Grantee or the Grantee's guardian or legal representative during the lifetime of the Grantee.


         7.       No Right to Continued Employment or Service.
                  -------------------------------------------

         Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by or service for the Corporation, nor shall this Agreement or the Plan interfere in any way with the right of the Corporation to terminate the Grantee's employment or service at any time.


          8.      Adjustments upon Changes in Capitalization.
                  ------------------------------------------

                  If the Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination, or exchange of shares or the like, or dividends payable in shares of the Common Stock, an appropriate adjustment shall be made by the Board in the number of shares and price per share subject to the Option. The Board's adjustment shall be made in accordance with the provisions of Section 13 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

          9.      Effect of a Merger, Consolidation or Liquidation.
                  ------------------------------------------------

                           Subject to Section 7 hereof, upon the effective date
of (i) a merger, consolidation or reorganization of iParty with another corporation, or (ii) a sale or exchange of all or substantially all the assets of iParty, the Grantee, shall, after the occurrence of such a corporate event, be entitled to receive upon the exercise of the Option the same number and kind of shares of stock or the same amount of property, cash, or securities as the Grantee would have been entitled to receive upon the happening of any such corporate event as if the Grantee had exercised the option and had been, immediately prior to the event, the holder of the number of shares covered by the Option.


         10.      Withholding Taxes.
                  -----------------

         Upon the occurrence of a Taxable Event (as defined herein), the Grantee shall pay an amount equal to the applicable Withholding Taxes prior to Grantee's receipt of any Shares or the payment of any cash due the Grantee as the result of the exercise of any portion of the Option. The Corporation shall have the right to deduct from any payment of cash to the Grantee an amount equal to the Withholding Taxes (as defined in the Plan) in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Corporation, Grantee may make a written election, which may be accepted or rejected in the sole discretion of the Board, to have withheld a portion of the shares then issuable to Grantee for payment of Withholding Taxes, but not in excess of Grantee's required statutory withholding obligation.


         11.      Grantee Bound by the Plan.
                  -------------------------

         The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.


         12.      Modification of Agreement.
                  -------------------------

         This Agreement may be modified, amended, or terminated by iParty, and any terms or conditions may be waived; provided, however, that no amendment, modification or termination of this Agreement may, without the consent of the Grantee, adversely affect the rights conferred by this Agreement.


         13.      Severability.
                  ------------

         Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.


         14.      Governing Law.
                  -------------

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.


         15.      Successors in Interest.
                  ----------------------

         This Agreement shall inure to the benefit of and be binding upon any successor to iParty. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to iParty under this Agreement shall be final, binding and conclusive upon the Grantee's heirs, executors, administrators and successors.

         16.      Resolution of Disputes.
                  ----------------------

         Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Grantee and Corporation for all purposes.


                             SIGNATURE PAGE FOLLOWS


                                                     iPARTY CORP.





                                                     By:
                                                        ----------------------
                                                              Patrick Farrell
                                                              President & CFO


Acknowledged and Accepted by:





---------------------------
[Grantee's Name]